Exhibit 10.2

Equity Financing Agreement

Party A (Investor) : _________________

Address: Shouguang city, shandong province

Party B: GULF RESOURCES, INC.

Address: 11th Floor, Vegetable Building, Chengdong Industrial Park, Shouguang City, Shandong Province

In view of the business development prospects and growth potential of Party B, Party A intends to make equity investment in Party B, and Party B is willing to accept the investment of Party A. Both parties, based on the principles of equality, voluntariness, good faith and mutual agreement, have reached the following equity financing agreement:

Article 1 Number of shares and share price

1.1 Party A intends to purchase shares of Party B 's listed company (NASDAQ: GURE).

1.2 The share price is $__________, which is 15% off of the closing price of the trading day prior to the date of this agreement, issued to Party A.
1.3 Party B shall, in accordance with Party A's shareholding position, register Party A in the register of shareholders of Party B Company in accordance with relevant laws and regulations.

Article 2 Investment amount and payment method

2.1 Party A shall invest a total of $___________ (in words: US$______________________ only) in Party B in US dollars (or equivalent foreign currency, subject to the actual exchange rate).

2.2 The investment shall be paid by Party A in cash in two installments to Party B.

2.2.1 Within 5 business days after the signing of this agreement, Party A shall remit half of the investment amount, totaling $___________, to Party B's designated company bank account. Within 10 business days after receiving the remittance, Party B shall issue the shares of its listed company to Party A in accordance with Clause (1).

2.2.2 Party A shall pay the remaining investment amount, totaling $____________, to Party B's account within 10 business days after receiving the issuance of the shares.

Article 3 Investment Purposes
3.1 Party B shall use Party A's investment funds exclusively for the operation and development of its company.
3.2 Party A has the right to supervise the use of Party B's investment to a certain extent.

Article 4 Shareholder Rights
4.1 Party B shall ensure that Party A can exercise shareholder rights in accordance with the law and shall not restrict or deprive Party A of such rights without cause.

Article 5 Equity Transfer and Exit Mechanism
5.1 Party A shall not transfer its equity in Party B within six months after the investment (calculated based on the date of issuance of the shares).
5.2 After the expiration of the investment period, Party A shall have the right to choose to continue holding or transfer the equity, and Party B shall cooperate.

Article 6 Information Disclosure and Reporting

6.1 Party B shall regularly provide Party A with information on the company 's financial reports, operating conditions, market dynamics, etc.
6.2 Party A has the right to request additional business information from Party B, and Party B shall cooperate.

Article 7 Confidentiality Clause
7.1 Both parties shall be obligated to keep confidential the contents of this agreement and the trade secrets of the other party known as a result of the performance of this agreement.
7.2 The obligation of confidentiality shall remain in effect after the termination of this agreement for a period of 5 years.

Article 8 Liability for Breach
8.1 If either party breaches this agreement, it shall pay liquidated damages to the non-breaching party, the amount of which shall be 10% of the investment amount of the breaching party.

8.2 If the loss caused by the breach exceeds the amount of the penalty, the breaching party shall also compensate the non-breaching party for the excess loss.

Article 9 Dispute Resolution

9.1Any dispute arising from the performance of this Agreement shall first be settled through consultation between the parties.

9.2 If consultation fails, either party may bring a lawsuit to the people 's court in the place where Party B is located or apply for arbitration.

Article 10 Others

10.1 This agreement is made in duplicate,with each party (Party A and Party B) holding one copy, both of which have equal legal effect.

10.2 This Agreement shall come into effect as of the date when it is signed and sealed by the authorized representatives of both parties.

Party A Representative (signature) :
_____________________

Party B Representative (signature) :
_____________________

Signing date: March , 2026

Location: Shandong Shouguang